Exhibit 99.1

Revolution Medicines Reports Second Quarter 2020 Financial Results and Provides Update on Corporate Progress

Interim RMC-4630 Data Support Benefit of Intermittent Dosing and Corroborate Clinical

Activity Against Genetically-Defined Tumors

Targeted Combination Strategy Underpins Initiation of New Clinical Trials Evaluating

RMC-4630 with KRASG12C Inhibitor or Anti-PD-1 Antibody

$179.4 Million Follow-On Offering Strengthens Balance Sheet

REDWOOD CITY, CA – August 10, 2020 – Revolution Medicines, Inc. (Nasdaq: RVMD), a clinical-stage precision oncology company focused on developing targeted therapies to inhibit frontier targets in RAS-addicted cancers, today announced its financial results for the second quarter and six months ended June 30, 2020, and provided an update on its R&D pipeline and other corporate developments.

“Revolution Medicines continues pursuit of its ambitious R&D strategy on behalf of cancer patients with RAS-addicted tumors. Our cohesive pipeline focuses on multiple key nodes within RAS signaling and interconnected pathways to enable combination treatment approaches that may be needed to maximize patient benefit in these vexing cancers,” said Mark A. Goldsmith, M.D., Ph.D., chief executive officer and chairman of Revolution Medicines.

“In the second quarter, we made broad progress across our portfolio of targeted inhibitors. RMC-4630, our clinical stage inhibitor of SHP2 and a potential backbone in combination treatments, showed further evidence of clinical activity against genetically-defined tumors. Importantly, combination studies of RMC-4630 with the KRASG12C inhibitor, AMG 510 (sotorasib), and the checkpoint inhibitor, Keytruda® (pembrolizumab), were initiated. We also introduced a potential role for our second clinical candidate, RMC-5552, in combination therapy against cancers carrying dual RAS/mTOR pathway mutations. Further, we made substantial progress toward nomination of a first development candidate from our innovative family of targeted RAS(ON) inhibitors. Finally, just after the quarter, we completed a successful first follow-on financing, further strengthening our financial position to enable the continued advancement of our deep R&D pipeline.”

R&D Highlights

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RMC-4630 interim Phase 1 data support benefits of intermittent dosing and expanded clinical activity in genetically-defined tumors – Revolution Medicines’ ongoing Phase 1 monotherapy and Phase 1b/2 combination clinical trials continue to enroll. During the second quarter, Revolution Medicines reported interim data from the company’s Phase 1 monotherapy trial that support the benefits of intermittent dosing schedules, provided updated evidence of anti-tumor activity in non-small cell lung cancer patients carrying KRAS mutations, and revealed new anti-tumor activity in patients with tumors harboring NF1LOF mutations.

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RMC-4630 program bolstered with the initiation of two new combination clinical trials — During the quarter, the company re-affirmed its strategic focus on targeted drug combinations as it continued to implement a range of studies featuring RMC-4630 as a backbone investigational drug in combination therapies. These efforts included the initiation of two new clinical trials, the first evaluating RMC-4630 in combination with Amgen’s investigational KRASG12C(OFF) inhibitor AMG 510 (sotorasib), and the second in combination with the checkpoint inhibitor, pembrozilumab (Keytruda®). The company plans to initiate a third study evaluating a combination with the EGFR inhibitor osimertinib (Tagrisso®) in 2020 as a substudy of the ongoing RMC-4630-02 clinical trial. While the COVID-19 pandemic may indirectly cause delays with the initiation and enrollment of clinical studies, the company is currently unaware of any pandemic-related factor that is expected to materially impact its timelines.

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Findings published in Cancer Research support combination of RMC-4630 with checkpoint inhibitor – During the second quarter, Revolution Medicines researchers described ways in which a SHP2 inhibitor enhances the immune response to tumors, representing a second type of anti-tumor mechanism beyond its direct effects within cancer cells themselves. The paper also reported deep and durable tumor growth inhibition following combination treatment with a SHP2 inhibitor and an anti-PD-1 inhibitor in mouse cancer models, yielding complete tumor regressions and sustained immunological memory. This work provides a compelling mechanism-based rationale for the combination clinical study with RMC-4630 and pembrolizumab initiated this quarter.

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In vivo data reveal activity of innovative mTORC1-selective inhibitor in RAS tumors and provide additional motivation for advancement of RMC-5552 into clinical development – During the quarter, Revolution Medicines reported new in vivo data supporting that RMC-5552, the company’s second clinical candidate, may increase anti-tumor activity in combination with KRASG12C inhibitors in cancers with RAS/mTOR pathway co-mutations that can cause resistance to single agent treatment. The company remains on track to be IND-ready with this compound by the end of 2020.

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Mutant-selective RAS(ON) inhibitor program in vivo data demonstrate tumor regression following oral administration - Revolution Medicines is developing a portfolio of mutant-selective RAS(ON) inhibitors that it believes may be the first potent, selective, cell-active inhibitors of the active, GTP-bound form of RAS, or RAS(ON). During the second quarter, the company reported new in vivo data demonstrating that orally administered KRASG12C(ON) inhibitors from its proprietary collection drive tumor regression. The company continues to optimize these inhibitors and plans to nominate its first development candidate from this portfolio in 2020.

•

Multiple presentations at the American Association of Cancer Research (AACR) Virtual Annual Meeting II –Revolution Medicines had a strong presence at AACR in June, presenting three posters and hosting an educational session spanning multiple company programs. The presentations included:

•	SHP2 inhibition as the backbone of targeted therapy combinations for the treatment of cancers driven by oncogenic mutations in the RAS pathway

•	Positioning a selective, bi-steric inhibitor of mTORC1 as a combination partner in RAS-driven cancers

•	Dual inhibition of SHP2 and CDK4/6 leads to immunological memory and immune-mediated anti-tumor activity in a mouse syngeneic model of breast cancer

Corporate Highlights

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Appointment of new board members - During the quarter, Revolution Medicines added significant financial and transactional expertise to its board of directors with the appointments of Eric T. Schmidt, Ph.D. and Peter Svennilson.

Dr. Schmidt’s experience spans both finance and life sciences, having previously served for more than two decades as a biotechnology research analyst. In this capacity, Dr. Schmidt most recently served as managing director and senior biotechnology analyst at Cowen, and previously as vice president and biotechnology research analyst at UBS Securities. Dr. Schmidt is currently the chief financial officer of Allogene Therapeutics, a clinical-stage biotechnology company pioneering the development of allogenic cell therapies for cancer.

Mr. Svennilson has worked in venture capital and finance for more than 35 years and founded The Column Group in 2007. As former chairman of Aragon Pharmaceuticals and Seragon Pharmaceuticals, Mr. Svennilson was directly involved in the sale of these companies to Johnson & Johnson and Genentech/Roche, respectively. Previously, as a founder and managing partner of Three Crowns Capital, he played a key role in the financing of numerous, high profile biotechnology companies including, Tularik, Chemocentryx, Five Prime Therapeutics, and others.

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Reported new evolutionary example of tri-complex modality for “undruggable” protein targets – During the second quarter, Revolution Medicines reported a natural product and semi-synthetic analogues that potently bind to CEP250, a human protein involved in replication of SARS-CoV-2 virus that is expected to be refractory to pharmaceutical drug discovery, by forming selective, high-affinity tri-complexes with an intracellular chaperone protein. This finding further demonstrates the potential for the company’s tri-complex modality to be useful in developing drugs against “featureless” disease targets. Revolution Medicines out-licensed intellectual property based on these findings to Ginkgo Bioworks to develop the natural product and related compounds for potential application in the treatment of infectious diseases, possibly including COVID-19.

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Completed Follow-On Financing – Subsequent to the quarter end, the company completed a follow-on public equity offering. The upsized financing raised gross proceeds of $179.4 million before deducting underwriting discounts, commissions and other offering expenses payable by Revolution Medicines, further strengthening its balance sheet to support multiple clinical milestones and extend the company’s runway.

Second Quarter 2020 Financial Highlights

Cash Position: Cash, cash equivalents and marketable securities were $325.4 million as of June 30, 2020, compared to $122.8 million as of December 31, 2019. The increase was primarily due to proceeds from the IPO in February 2020. Proceeds from the recently completed offering are not included in the June 30, 2020 cash, cash equivalents and marketable securities balance.

Revenue: Total revenue, consisting of revenue from the company’s collaboration agreement with Sanofi, was $10.0 million for the quarter ended June 30, 2020, compared to $12.3 million for the quarter ended June 30, 2019. This decrease was due to lower reimbursed research and development services in the quarter ended June 30, 2020 for RMC-4630 resulting from lower manufacturing costs, which were partially offset by higher clinical trial costs. During the quarter ended June 30, 2019, the company incurred upfront manufacturing costs related to the supply of RMC-4630 for our clinical trials.

R&D Expenses: Research and development expenses were $32.9 million for the quarter ended June 30, 2020, compared to $20.1 million for the quarter ended June 30, 2019. This increase was primarily due to an increase in research expenses associated with the company’s pre-clinical research portfolio, and an increase in personnel-related expenses related to additional headcount, partially offset by lower costs related to RMC-4630.

G&A Expenses: General and administrative expenses were $5.1 million for the quarter ended June 30, 2020, compared to $2.7 million for the quarter ended June 30, 2019. This increase was primarily due to an increase in expenses associated with operating as a public company.

Net Loss: Net loss was $27.2 million for the quarter ended June 30, 2020, compared to net loss of $10.1 million for the quarter ended June 30, 2019.

About Revolution Medicines, Inc.

Revolution Medicines is a clinical-stage precision oncology company focused on developing novel targeted therapies to inhibit high-value frontier targets in RAS-addicted cancers. The company possesses sophisticated structure-based drug discovery capabilities built upon deep chemical biology and cancer pharmacology know-how and innovative, proprietary technologies that enable the creation of small molecules tailored to unconventional binding sites.

The company’s R&D pipeline includes RMC-4630, a clinical-stage investigational drug that is designed to selectively inhibit the activity of SHP2, an upstream node in RAS signaling. Preclinical programs include inhibitors of multiple mutant RAS proteins and SOS1. RMC-5552, currently in IND-enabling development, is designed for use against tumors featuring mTORC1 activation, including certain RAS-addicted cancers.

Keytruda® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co. Tagrisso® is a registered trademark of the AstraZeneca group of companies.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without limitation statements regarding Revolution Medicines’ development plans and timelines and its ability to advance its R&D pipeline, the ability of Revolution Medicines’ therapies to inhibit frontier targets in RAS-addicted cancers, the potential role of RMC-5552 in a combination therapy, Revolution Medicines’ plan to nominate a development candidate from its family of targeted RAS(ON) inhibitors in 2020, the benefits of intermittent dosing of RMC-4630 and the clinical activity of this candidates, Revolution Medicines’ plans to initiate a clinical trial evaluating RMC-4630 in combination with the EGFR inhibitor osimertinib, Revolution Medicines’ plan to be IND-ready with RMC-5552 in 2020. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Such forward-looking statements are subject to substantial risks and uncertainties that could cause our development programs, future results, performance or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation risks and uncertainties inherent in the drug development process, including Revolution Medicines’ programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, Revolution Medicines’ ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of Revolution Medicines’ capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape and the effects on our business of the worldwide COVID-19 pandemic. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Revolution Medicines in general, see Revolution Medicines’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 10, 2020, and its future periodic reports to be filed with the Securities and Exchange Commission. Except as required by law, Revolution Medicines undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Contacts:

For Investors:

Vida Strategic Partners

Stephanie Diaz

415-675-7401

sdiaz@vidasp.com

For Media:

Vida Strategic Partners

Tim Brons

415-675-7402

tbrons@vidasp.com

REVOLUTION MEDICINES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Collaboration revenue, related party	$10,025	$12,281	$21,571	$25,447

Total revenue	10,025	12,281	21,571	25,447
Operating expenses:
Research and development	32,918	20,117	60,375	41,303
General and administrative	5,091	2,725	10,262	5,141

Total operating expenses	38,009	22,842	70,637	46,444

Loss from operations	(27,984)	(10,561)	(49,066)	(20,997)
Other income, net:
Interest income	730	470	1,639	805
Interest and other expense	(19)	(28)	(40)	(58)

Total other income, net	711	442	1,599	747

Loss before income taxes	(27,273)	(10,119)	(47,467)	(20,250)

Benefit from income taxes	58	—	733	—

Net loss	$(27,215)	$(10,119)	$(46,734)	$(20,250)

Redeemable convertible preferred stock dividends - undeclared and cumulative	—	(3,063)	(2,219)	(5,740)

Net loss attributable to common stockholders	$(27,215)	$(13,182)	$(48,953)	$(25,990)

Net loss per share attributable to common stockholders - basic and diluted	$(0.46)	$(4.85)	$(1.11)	$(9.69)

Weighted-average common shares used to compute net loss per share, basic and diluted	58,752,494	2,718,573	44,025,372	2,680,863

REVOLUTION MEDICINES, INC.

SELECTED CONDENSED CONSOLIDATED

BALANCE SHEETS

(in thousands, unaudited)

	June 30,	December 31,
	2020	2019
Cash, cash equivalents and marketable securities	$325,445	$122,758
Working capital (1)	296,644	90,929
Total assets	453,957	220,529
Deferred revenue	26,191	31,851
Total liabilities	93,459	67,994
Redeemable convertible preferred stock	—	305,109
Total stockholders’ equity (deficit)	360,498	(152,574)

(1)	Working capital is defined as current assets less current liabilities.